Exhibit 5.1

February 19, 2026

Pulse Biosciences, Inc.

601 Brickell Key Drive, Suite 1080

Miami, Florida 33131

Ladies and Gentlemen:

We have acted as counsel to Pulse Biosciences, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 19, 2026, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of an aggregate of 3,650,000 shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”), consisting of (i) an additional 3,200,000 shares of Common Stock to be offered and sold pursuant to the Company’s 2017 Equity Incentive Plan, as amended (the “Incentive Plan”), and (ii) an additional 450,000 shares of Common Stock to be offered and sold pursuant to the Company’s 2017 Employee Stock Purchase Plan (the “Purchase Plan”, and collectively with the Incentive Plan, the “Plans”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock to be issued by the Company under the Plans, when issued and sold in accordance with the terms of the Plans, as applicable, will be validly issued, fully paid and non-assessable. The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

Baker & Hostetler LLP